UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2006

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 Almaden Boulevard, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 947-6900
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 -  Entry Into A Material Definitive Agreement

Heritage Commerce Corp (the “Company”), parent company of Heritage Bank of Commerce, has entered into a lease agreement for its new branch office in the City of Gilroy located at 7598 Monterey Street, Suite 110, Gilroy, CA 95023 effective May 31, 2006. The lease covers approximately 2,505 square feet of office space for a period of ten years, commencing on October 1, 2006 and ending September 30, 2016. The Company has reserved the right to extend the term of the lease for two additional periods of five years each. The Company will receive a Tenant Improvement Allowance of one hundred twenty five thousand two hundred fifty dollars, which is equal to $50 per square foot, payable in the form of free rent for $125,250. Under the agreement, the monthly rent shall be $4,509.00 and subject to a 2% annual increase. A copy of the lease agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01 -  Financial Statements and Exhibits

(D) Exhibits

99.1	Lease Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED: June 16, 2006  HERITAGE COMMERCE CORP

                  By: /s/Lawrence D. McGovern
             Lawrence D. McGovern
                                                                 Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit                                                                                      Description

99.1                              Lease Agreement